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                                                                 EXHIBIT 10.8.30



                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of June 29, 2001 (this "Assignment Agreement"), by and between Sithe/Independence Power Partners, L.P., a Delaware limited partnership ("Assignor") and Enron North America Corp., a Delaware corporation ("Assignee").

                              W I T N E S S E T H:

      WHEREAS, Assignor and TransCanada Pipelines Limited, an Ontario corporation ("TransCanada") have entered into those certain agreements relating to the transportation of natural gas for use at Assignor's gas-fired generating plant of approximately 1,032 MW net capacity located in the Town of Scriba, New York (the "Facility"), each as listed on ANNEX A hereto (the "TransCanada Gas Transportation Agreements");

      WHEREAS, Assignor and Union Gas Limited, an Ontario corporation ("Union," and together with TransCanada, the "Gas Transporters") have entered into those certain agreements relating to the transportation of natural gas for use at the Facility, each as listed on ANNEX B hereto (the "Union Gas Transportation Agreements," and together with the TransCanada Gas Transportation Agreements, the "Gas Transportation Agreements");

      WHEREAS, TransCanada and Union each have procedures whereby a transporter of natural gas on their respective pipelines may temporarily and/or permanently assign natural gas transportation capacity to a third party; and

      WHEREAS, Assignor desires to permanently assign and Assignee desires to permanently assume all of Assignor's right, title and interest in and to, and Assignor desires to be permanently released from any and all obligations under, the Gas Transportation Agreements and all of the gas transportation capacity covered thereby; and until such permanent assignment and assumption and permanent release are consummated, to temporarily assign and assume such capacity.

      NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee, intending to be legally bound, hereby agree as follows:

      1. Assignor and Assignee agree, as soon as practicable following the execution of this Assignment Agreement, to effectuate the permanent assignment by Assignor to Assignee of all of Assignor's right, title and interest in and to, and the permanent release of any and all obligations under, the Gas Transportation Agreements and the gas transportation capacity (the "Capacity") covered thereby. In furtherance thereof, Assignee agrees to promptly apply for approval of such assignment and release by the Gas Transporters pursuant to their respective procedures governing permanent assignments and permanent releases. Assignor hereby agrees with Assignee to execute and deliver to the Transporters and/or Assignee, as applicable, such further documents and instruments, and to take such further actions, as may be necessary or

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reasonably requested by the Transporters and/or Assignee to effect such permanent assignment and permanent release of the Gas Transportation Agreements to Assignee as contemplated herein. Assignor and Assignee acknowledge and agree that Assignee shall have primary responsibility for ensuring compliance with the respective procedures of the Transporters and for obtaining all third party consents, or other consents required by the respective procedures of the Transporters, in connection with the permanent assignment of the Gas Transportation Agreements to Assignee and the permanent release of Assignor therefrom; PROVIDED that Assignor shall cooperate with Assignee's efforts hereunder upon Assignee's reasonable request.

      2. Until such time as the permanent assignment and permanent release of the Gas Transportation Agreements are approved by the respective Gas Transporters, Assignor shall, if and to the extent permitted by the procedures of the Gas Transporters governing temporary assignments of Capacity, from time to time at the request of Assignee and at Assignee's sole expense, temporarily assign Capacity to Assignee in such amount and for such period as Assignee may request.

      3. From and after July 1, 2001 (the "Effective Date"), Assignee agrees to perform all of Assignor's liabilities, responsibilities and obligations under such Gas Transportation Agreement. Assignee shall, upon receipt of reasonable documentation substantiating any such claim, promptly reimburse Assignor for any payments made by Assignor to the Gas Transporter pursuant to such Gas Transportation Agreement attributable solely to periods on and after the Effective Date. Assignee agrees that it shall be solely liable for all liabilities, responsibilities and obligations arising under the Gas Transportation Agreements for periods on and after the Effective Date.

      4. Assignor agrees that it shall be solely liable for all liabilities, responsibilities and obligations arising under the Gas Transportation Agreements for periods prior to the Effective Date. Assignor shall, upon the receipt of reasonable documentation substantiating any such claim, promptly reimburse Assignee for any payment made by Assignee to a Transporter pursuant to any of the Gas Transportation Agreements attributable solely to periods prior to the Effective Date.

      5. If Assignee receives any refunds or credits under the Gas Transportation Agreements relating to periods prior to the Effective Date, or if Assignor receives any refunds or credits under the Gas Transportation Agreements relating to periods after the Effective Date, Assignee or Assignor, as the case may be, shall promptly remit such refund or credit to the other party in the form received.

      6. Assignee shall, except as set forth in Section 7(b) below, and subject to the procedures set forth in Sections 7(c) and 7(d) below, indemnify, reimburse, defend, and hold harmless Assignor, its Affiliates and their respective directors, officers, stockholders, partners, employees, agents, representatives, successors, permitted transferees and permitted assigns, from and against all demands, actions or causes of action, assessments, losses, liabilities, damages, costs and expenses, judgments, claims and tax claims (including, without limitation, interest, fines, penalties, reasonable legal, consultants' and experts' fees and expenses) suffered or incurred by Assignor by reason of or resulting from any imbalance between the amount of



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natural gas exported out of Canada and the amount of natural gas imported into
Canada pursuant to the Gas Transportation Agreements in connection with (i) the Department of Energy, Office of Fossil Energy Order No. 724 (November 19, 1992);
(ii) the Department of Energy, Office of Fossil Energy Order No. 762 (January 22, 1993), modified by Department of Energy, Office of Fossil Energy Order No. 762-A (December 9, 1994); (iii) the National Energy Board of Canada Order GOL-13-92 (November 27, 1992), modified by National Energy Board of Canada Order AO-1-GOL-13-92 (February 1, 1993); and (iv) the National Energy Board of Canada Order GL-219 (April 29, 1993), modified by National Energy Board of Canada letter order (December 16, 1994).

      7. (a) Assignor shall, except as set forth in this Section 7, indemnify, reimburse, defend and hold harmless Assignee, its Affiliates and their respective directors, officers, stockholders, partners, employees, agents, representatives, successors, permitted transferees and permitted assigns, from and against any and all demands, actions or causes of action, assessments, losses, liabilities, damages, costs and expenses, judgments, claims and tax claims (including, without limitation, interest, fines, penalties, reasonable legal, consultants' and experts' fees and expenses) suffered or incurred by Assignee by reason of or resulting from the inaccuracy or breach of any representation, warranty or covenant of Assignor contained in this Assignment Agreement. Assignee shall, except as set forth in this Section 7, indemnify, reimburse, defend, and hold harmless Assignor, its Affiliates and their respective directors, officers, stockholders, partners, employees, agents, representatives, successors, permitted transferees and permitted assigns, from and against all demands, actions or causes of action, assessments, losses, liabilities, damages, costs and expenses, judgments, claims and tax claims (including, without limitation, interest, fines, penalties, reasonable legal, consultants' and experts' fees and expenses) suffered or incurred by Assignor by reason of or resulting from the inaccuracy or breach of any of the representations, warranties or covenants of Assignee contained in this Assignment Agreement. The indemnity provision contained in this Section 7(a) shall be the parties' sole remedies as a result of the breach by any party hereto of any of its representations, warranties, covenants or agreements contained in this Assignment Agreement.

      (b) No party shall be entitled to recover damages in respect of any claim for breach of any warranty, representation or covenant or otherwise obtain reimbursement or restitution more than once in respect of any one such breach or any fact, event or circumstance or set of facts, events or circumstances.

      (c) If Assignor or Assignee, as the case may be ("Claimant"), has a claim against the other party hereunder ("Indemnifying Party"), Claimant will transmit to the Indemnifying Party a written notice with respect to such claim, specifying the basis therefor; PROVIDED, HOWEVER, that any failure or delay in providing such notice to the Indemnifying Party will not relieve the Indemnifying Party of any obligation hereunder except and only to the extent the Indemnifying Party was actually prejudiced by such delay or failure. The Indemnifying Party shall within 30 days from its receipt of such notice either notify Claimant that the Indemnifying Party disputes such claim, or pay the amounts owing by the Indemnifying Party under such claim in cash. If a claim may be deemed to involve both a direct claim (and thus subject to the terms of this Section



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7(c)) and a claim involving a third party (and thus subject to the terms of
Section 7(d)), it will be treated hereunder as a claim involving a third party.

      (d) Promptly after receipt of written notice of a claim involving a third party, Claimant will give Indemnifying Party written notice of any such claim; PROVIDED, HOWEVER, that any failure or delay in providing such notice to Indemnifying Party will not relieve Indemnifying Party of any obligations hereunder except and only to the extent Indemnifying Party was actually prejudiced by such delay or failure. Indemnifying Party will have the right to undertake the defense, compromise or settlement of such claim and Indemnifying Party will not be liable for the fees or expenses of separate counsel for Claimant, unless the counsel designated by Indemnifying Party is unable, due to a conflict (as determined under applicable law, bar rules and regulations and canons of ethics) arising in connection with representation of Indemnifying Party and Claimant, to fully represent Claimant with respect to such claim, in which case Indemnifying Party will be liable for the fees and expenses of one separate counsel for Claimant. Claimant will use its reasonable efforts to cooperate fully with respect to the defense of any claim. Unless Indemnifying Party has delivered to Claimant a written statement in form and substance acceptable to Claimant acknowledging and confirming that a subject claim is fully within the scope of indemnification obligations of Indemnifying Party under this Assignment Agreement, if after the passage of a reasonable period of time after notice of any claim, Indemnifying Party has not initiated a defense against such claim, Claimant will have the right to undertake the defense, compromise or settlement of such claim at any time prior to settlement, compromise or final determination thereof and any action so taken by Claimant with regard to such defense, compromise or settlement will be deemed to be within the protection afforded by this Assignment Agreement; PROVIDED, HOWEVER, that any settlement of any such claim shall require the prior written consent of Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything in this Section 7(d) to the contrary, (i) if there is a reasonable possibility that a claim may materially adversely affect Claimant other than as a result of money damages or other money payments that are within the protection afforded by this Assignment Agreement, Claimant will have the right, at Indemnifying Party's cost and expense, to defend, and, with the consent of Indemnifying Party (which consent will not be unreasonably withheld or delayed), to compromise or settle such claim, and (ii) Indemnifying Party will not settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the third party claimant or plaintiff to Claimant a full, irrevocable and unconditional release from all liability in respect of such claim.

      8. Assignor and Assignee acknowledge that, in order to induce Assignor to enter into this Assignment Agreement and to consummate the transactions contemplated hereby, Enron Corp., an affiliate of Assignee, has executed on the date hereof a guaranty pursuant to which Enron Corp. shall, among other things, irrevocably and unconditionally guarantee Assignee's obligations under this Assignment Agreement.

      9. Assignee, to induce Assignor to enter into this Assignment Agreement, represents and warrants to Assignor that:



                                       4
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      (a) AUTHORIZATION AND VALIDITY. This Assignment Agreement and the
transactions contemplated hereby have been duly authorized by it, and this Assignment Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

      (b) NO VIOLATION. The execution and delivery of this Assignment Agreement by it and the performance by it of this Assignment Agreement and the consummation of the transactions contemplated hereby, do not and will not (i) violate or conflict with any provision of its certificate of incorporation or by-laws, (ii) violate any existing statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to it, which violation will have a material and adverse effect on its ability to perform its obligations under this Assignment Agreement or (iii) under existing law require any consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of Assignee, other than as described in this Assignment Agreement.

      (c) LEGAL PROCEEDINGS. There are no judicial or administrative actions, proceedings, or to its knowledge, investigations (including, without limitation, bankruptcy, reorganization or insolvency actions, proceedings or investigations) pending or, to its knowledge, threatened that (i) challenge the validity of this Assignment Agreement or the transactions contemplated hereby, (ii) seek to restrain or prevent any action taken or to be taken by it in connection with this Assignment Agreement or (iii) if adversely determined, would have a material and adverse effect on its ability to perform its obligations under this Assignment Agreement.

      10. Assignor, to induce Assignee to enter into this Assignment Agreement, represents and warrants to Assignee that:

      (a) AUTHORIZATION AND VALIDITY. This Assignment Agreement and the transactions contemplated hereby have been duly authorized by it, and this Assignment Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

      (b) NO VIOLATION. The execution and delivery of this Assignment Agreement by it and the performance by it of this Assignment Agreement and the consummation of the transactions contemplated hereby, do not and will not (i) violate or conflict with any provision of its limited partnership agreement,
(ii) violate any existing statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to it, which violation will have a material and adverse effect on its ability to perform its obligations under this Assignment Agreement or (iii) under existing law require any consent, approval or authorization



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of, or designation, declaration or filing with, any governmental authority on the part of Assignor, other than as described in this Assignment Agreement.

      (c) LEGAL PROCEEDINGS. There are no judicial or administrative actions, proceedings, or to its knowledge, investigations (including, without limitation, bankruptcy, reorganization or insolvency actions, proceedings or investigations) pending or, to its knowledge, threatened that (i) challenge the validity of this Assignment Agreement or the transactions contemplated hereby, (ii) seek to restrain or prevent any action taken or to be taken by it in connection with this Assignment Agreement or (iii) if adversely determined, would have a material and adverse effect on its ability to perform its obligations under this Assignment Agreement.

      11. (a) This Assignment Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but neither this Assignment Agreement nor any of the rights, interests or obligations hereunder shall be assigned, except to an affiliate or successor, by either party hereto, whether by operation of law or otherwise, without the prior written consent of the other party, which consent may not be unreasonably withheld or delayed. No assignment of all or any portion of the rights, interests or obligations permitted pursuant to the immediately preceding sentence shall relieve or discharge the assignor from any of its obligations under this Assignment Agreement without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld or delayed. Any assignment of this Assignment Agreement in violation of the foregoing shall be, at the option of the non-assigning party, void.

      (b) Notwithstanding the foregoing provisions of Section 11(a), Assignor may assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to a trustee or lending institution for the purposes of financing or refinancing any of its assets, including upon or pursuant to the exercise of remedies with respect to such financing or refinancing, or by way of assignments, transfers, pledges or other dispositions in lieu thereof. Assignee agrees to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, pledge or other disposition of rights hereunder, including, without limitation, the Acknowledgement and Consent in the form attached hereto as ANNEX C, so long as Assignee's rights under this Assignment Agreement are not thereby altered, amended, diminished or otherwise impaired.

      12. This Assignment Agreement shall be governed by and construed in accordance with the law of the State of New York as to all matters (without giving effect to conflict of law principles other than Section 5-1401 of the New York General Obligations Law). Each of Assignor and Assignee hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Assignment Agreement.

      13. Each of Assignee and Assignor hereby irrevocably and unconditionally:

      (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the



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non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

      (b) consents and agrees that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

      (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the other party at its address set forth in Section 14, or at such other address of which the other party shall have been notified pursuant thereto; and

      (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

      14. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (including delivery by an express or overnight delivery service), when received by facsimile transmission or when sent by registered mail, return receipt requested, addressed:

                  IF TO ASSIGNOR, at:

                  Sithe/Independence Power Partners, L.P.
                  P.O. Box 1046
                  76 Independence Way
                  Oswego, New York 13126
                  Attention:  General Manager
                  Telefax:  (315) 342-8425

                  with a copy to:

                  Sithe Energies, Inc.
                  335 Madison Avenue
                  28th Floor
                  New York, NY 10017
                  Attention:  General Counsel
                  Telefax: (212) 351-0800



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                  if to Assignee, at:

                  Enron North America Corp.
                  1400 Smith Street
                  Houston, Texas 77002
                  Attention: Donna Lowry
                  Telefax: (713) 646-4039

      15. Any provision of this Assignment Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof. The invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      16. This Assignment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      17. This Agreement shall be effective as of 8:00 a.m. (Central time) on June 29, 2001.





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      IN WITNESS WHEREOF, the undersigned have executed this Assignment
Agreement as of the date first above written.




                               SITHE/INDEPENDENCE POWER PARTNERS, L.P.

                               By:    SITHE/INDEPENDENCE, INC., as its
                                        sole general partner

                               By:    /s/ Martin B. Rosenberg
                                     -----------------------------------
                               Name:   Martin B. Rosenberg
                               Title:  Senior Vice President



                               ENRON NORTH AMERICA CORP.


                               By:    /s/ Jeffrey M. Donahue
                                     -----------------------------------
                               Name:  Jeffrey M. Donahue
                               Title: Managing Director





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                                     ANNEX A

                    TRANSCANADA GAS TRANSPORTATION AGREEMENTS


1. Firm Service Contract for Firm Transportation Service (Kirkwall/Chippawa) dated March 9, 1994, between Sithe/Independence Power Partners, L.P. and TransCanada Pipelines Limited, as amended or supplemented from time to time.

2. Firm Service Contract for Firm Transportation Service (St. Clair/Dawn), dated March 9, 1994 between Sithe/Independence Power Partners, L.P. and TransCanada Pipelines Limited, as amended pursuant to the Amending Agreement dated May 1, 1995 between Sithe/Independence Power Partners, L.P. and TransCanada Pipelines Limited, and as further amended by the Amending Agreement dated June 5, 1996 between Sithe/Independence Power Partners, L.P. and TransCanada Pipelines Limited.

3. Agreement for Disaggregation dated November 6, 1992, between Sithe/Independence Power Partners, L.P. and TransCanada Pipelines Limited, as amended or supplemented from time to time.

4. Performance Agreement on Financial Assurances (St. Clair), dated November 6, 1992, among Sithe/Independence Power Partners, L.P., TransCanada Pipelines Limited, Enron North America Corp. (as successor by interest in merger to Enron Power Services, Inc.) and Enron Corp.

5. Assignment Agreement, dated March 9, 1994, among Sithe/Independence Power Partners, L.P., TransCanada Pipelines Limited (f/k/a St. Clair Pipelines Ltd.) and Union Gas Limited.

6. Performance Agreement on Financial Assurances (Kirkwall), dated November 6, 1992, among Sithe/Independence Power Partners, L.P., TransCanada Pipelines Limited, Enron North America Corp. (as successor by interest in merger to Enron Power Services, Inc.) and Enron Corp.




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                                     ANNEX B

                       UNION GAS TRANSPORTATION AGREEMENTS


1. M12 Firm Transportation Contract (M12017), dated April 10, 1992, between Union Gas Limited and Sithe/Independence Power Partners, L.P., as amended by the Amending Agreement for M12 Firm Transportation Contract (No. M12017) dated February 19, 1993 between Union Gas Limited and Sithe/Independence Power Partners, L.P.

2. C-1 Firm Transportation Contract (C10018), dated April 10, 1992, between Union Gas Limited and Sithe/Independence Power Partners, L.P.







                                       1
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                                     ANNEX C

                           ACKNOWLEDGEMENT AND CONSENT

      Acknowledgment and Consent (this "Consent") dated as of June 29, 2001 between Enron North America Corp., a Delaware corporation (together with its successors and assigns, the "Company") and Sithe/Independence Power Partners, L.P., a Delaware limited partnership (together with its successors and assigns, the "Partnership"), to and for the benefit of Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as collateral agent (together with its successors and assigns in that capacity, the "Collateral Agent").

      SECTION 1. CONSENT TO ASSIGNMENTS, ETC.

      The Company hereby (a) acknowledges that it has been advised of that certain Security Agreement and Assignment of Contracts dated as of January 1, 1993 (as amended, supplemented or modified and in effect from time to time, the "Security Agreement") between the Collateral Agent and the Partnership, (b) consents, subject to the provisions of this Consent, to the collateral assignment by the Partnership of the Assignment and Assumption Agreement dated as of June 29, 2001 between the Company and the Partnership (as amended, supplemented or modified and in effect from time to time, the "Assigned Contract") as collateral for the Partnership's obligations to the Secured Parties (as defined in the Security Agreement), and any subsequent assignments by the Collateral Agent, on behalf of the Secured Parties, (c) acknowledges the right of the Collateral Agent, following an Event of Default (as defined in the Security Agreement) by the Partnership, to make all demands, give all notices, take all actions and exercise all rights of the Partnership under the Assigned Contract, and (d) acknowledges and agrees that the Collateral Agent succeeding to the rights and obligations of the Partnership under the Assigned Contract shall not, in and of itself, constitute or cause a default by the Partnership under the Assigned Contract.

      SECTION 2. PAYMENT OF ASSIGNED SUMS

      All payments (if any) to be made by the Company to the Partnership under the Assigned Contract shall be made by wire transfer to the account entitled "Project Revenue Fund" maintained by the Partnership with The Bank of New York, Account No. 229289, 101 Barclay Street, Floor 21W, New York, New York, 10286, or to such other person or account as shall be specified from time to time by the Partnership to the Company in writing. Any payments being wired to the above-referenced account should be directed to ABA 021000018; The Bank of New York; Corporate Trust/GLA 111-565; for further credit to TAS Account 229289;
REF: Sithe Independence PWR Project Revenue Fund.

      SECTION 3. REPRESENTATIONS OF COMPANY

      (a) The Company represents and warrants that as of the date hereof:



                                       1
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                  (i) AUTHORIZATION. The execution, delivery and performance by the Company of this Consent has been duly authorized by all necessary action on the part of the Company and does not require any approval or consent of any shareholder of the Company or any holder (or any trustee for any holder) of any indebtedness or other obligation of the Company, except as has been heretofore obtained.

                  (ii) EXECUTION; DELIVERY; BINDING AGREEMENT. This Consent has been duly executed and delivered on behalf of the Company by the appropriate officers of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws applicable to creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (iii) NO DEFAULT OR AMENDMENT. As of the date hereof, neither the Company nor, to the knowledge of the Company, the Partnership is in default under the Assigned Contract. The Company has no existing claims, counterclaims, offsets or defenses against the Partnership in respect of the Assigned Contract except for routine claims for payment under the Assigned Contract.

      SECTION 4. RIGHTS OF SECURED PARTIES

      The Company agrees that, subject to the provisions of this Consent, the Secured Parties shall have the following rights with respect to the Assigned
Contract:

      (a) Notwithstanding anything to the contrary contained in the Assigned Contract, the Assigned Contract shall not be terminated or cancelled by action of the Company and shall not be deemed abandoned or surrendered without prior notice in writing to the Collateral Agent specifying the Partnership's default (hereinafter called a "Notice"). Any such Notice shall contain a copy of the notice of default sent to the Partnership and shall be delivered to the Collateral Agent when the Company delivers a notice of default to the Partnership under the Assigned Contract. The Collateral Agent shall have the right (but not the obligation) to cure the defaults listed in any Notice within the same period of time provided in the Assigned Contract for the Partnership to cure such default; provided, however, if the nature of any non-monetary default on the part of the Partnership under the Assigned Contract is such that it cannot be cured by the Collateral Agent without the Collateral Agent having taken possession of the Project (as defined in the Security Agreement), then the Collateral Agent's time for commencing such cure shall be extended for such reasonable period of time as is necessary for the Collateral Agent to lawfully obtain possession of the Project; provided, further, that the Collateral Agent shall at all times be seeking by all reasonable and lawful means to obtain such possession. Once the defaults listed in any Notice are timely cured by the Collateral Agent, there shall no longer be deemed to be any default under the Assigned Contract in respect of such defaults so cured. The curing of any defaults under the Assigned Contract shall not in and of itself be construed as an assumption by the Collateral Agent or any of the Secured Parties of any of the obligations, covenants or agreements of the Partnership under the Assigned Contract.

      (b) If a notice of election is delivered to the Company as provided in
Section 5 below, the Company will accept performance of the Partnership's obligations (as specified in such notice of election) under the Assigned Contracts by the Collateral Agent, or its nominee(s) acting for the Secured Parties, as the case may be, in lieu of the Partnership's performance of such obligations.

      (c) Upon any transfer of the Partnership's rights under the Assigned Contract pursuant to the exercise of the Collateral Agent's rights under this Consent, the Collateral Agent or any third party to which such rights are transferred by the Collateral Agent (hereinafter, a "Third Party Transferee") shall, upon the Company's reasonable satisfaction with the Collateral Agent's or such Third Party Transferee's financial condition and subject to all applicable laws, rules and regulations, succeed to all of the Partnership's right, title and interest under and in connection with the Assigned Contract and shall be obligated to perform all of the terms and conditions of the Assigned Contract, except that the Collateral Agent or any Third Party Transferee shall not be required to perform or cause to be performed any of the Partnership's obligations under the Assigned Contract (except for the Partnership's obligation for the payment of all amounts due and payable to the Company under the terms of the Assigned Contract including any interest applicable thereon) that remain unperformed at the time that the Collateral Agent or such Third Party Transferee is transferred such Assigned Contract other than continuing non-monetary defaults under the Assigned Contract which are capable of performance by the Collateral Agent or the Third Party Transferee or be liable for any prior act or omission of the Partnership, and upon the transfer by the Collateral Agent of its rights and interests and the rights and interests of the Partnership under the Assigned Contracts to a Third Party Transferee, the Collateral Agent and the Partnership shall be relieved of all obligations under the Assigned Contract arising after such transfer.

      (d) In the event that (i) the Assigned Contract is rejected by a trustee or any person exercising the powers of a trustee in any bankruptcy or insolvency proceeding applicable to the Partnership or (ii) the Assigned Contract is terminated as a result of any bankruptcy or insolvency proceeding applicable to the Partnership, the Company shall, subject to all applicable laws, rules and regulations, execute and deliver to the Collateral Agent and its designees, successors and assigns a new contract; provided that the Company shall be required to execute a new contract with the Collateral Agent only if the Collateral Agent or its designees, successors or assigns shall within ten (10) business days of entering into such new contract, cure all defaults for failure to pay all amounts due and payable to the Company under the Assigned Contract, including any interest applicable thereon. The new contract shall, subject to all applicable laws, rules and regulations, contain the same covenants, agreements, terms, provisions and limitations as the Assigned Contract (except for any requirements with respect to past performance which have been fulfilled by the Partnership or the Collateral Agent or its designees, successors and assigns hereunder).

      SECTION 5. LIABILITY OF SECURED PARTIES



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      The Collateral Agent, on behalf of the Secured Parties, and its successors and assigns, shall have no right or power to enforce the Assigned Contract, and assumes no duty or obligation thereunder unless and until the Collateral Agent shall have notified the Company that it has elected to exercise its rights and remedies under the Security Agreement and to substitute itself in the position of the Partnership under the Assigned Contracts and has agreed in a written instrument executed by the Collateral Agent to be bound by all terms and conditions of the Assigned Contract applicable to the Partnership.

      SECTION 6. FURTHER ASSURANCES

      The Company hereby agrees to execute and deliver all such instruments and take all such actions as may be reasonably necessary to effectuate fully the purposes of this Consent.

      SECTION 7. NOTICES

      All notices and other communications hereunder shall be in writing, shall refer on their face to the Assigned Contract (although failure to so refer shall not render any such notice or communication ineffective), shall be sent by first class mail, facsimile, by hand or overnight courier service and shall be directed:

      (a) if to the Company, in accordance with the Assigned Contract;

      (b) if to the Collateral Agent, addressed to:

                           Manufacturers and Traders Trust Company
                           One M&T Plaza
                           Buffalo, New York 14203
                           Attention: Corporate Trust Department

      (c) if to the Partnership, in accordance with the Assigned Contract; and

      (d) to such other address as any party may designate by notice to the other party hereto given pursuant hereto.

      SECTION 8. TERMINATION

      Notwithstanding anything in this Consent to the contrary, this Consent shall terminate upon the earlier of (a) the termination of the Security Agreement and (b) the date Assignor is fully released (pursuant to an instrument reasonably satisfactory to the Partnership) from all liability under all of the Gas Transportation Agreements (as defined in the Assigned Contract).

      SECTION 9. MISCELLANEOUS

      (a) GOVERNING LAW. This Consent shall be governed by and construed in accordance with the law of the State of New York as to all matters (without giving effect to conflict of law principles other than Section 5-1401 of the New York General Obligations Law). Each of the Company and the Partnership hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Consent.

      (b) SUBMISSION TO JURISDICTION. Each of the Parties hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Consent, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

                  (ii) consents and agrees that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the other Party at its address set forth in Section 7, or at such other address of which the other Party shall have been notified pursuant thereto; and

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

      (c) HEADINGS. The descriptive headings of the Articles and Sections of this Consent are inserted for convenience only and are not intended to affect the meaning, interpretation or construction of this Consent.

      (d) WAIVER. Except as otherwise provided in this Consent, any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent failure of the first party to comply with such obligation, covenant, agreement or condition.

      (e) SEVERABILITY. Any provision of this Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      (f) SUCCESSORS AND ASSIGNS. This Consent shall be binding upon and inure to the benefit of the Company, the Collateral Agent, the Partnership and their respective permitted successors and assigns.

      (g) COUNTERPARTS. This Consent may be executed in counterparts, all of which shall constitute one and the same Consent and each of which shall be deemed to be an original.

      (h) EFFECTIVE TIME. This Agreement shall be effective as of 8:00 a.m. (Central time) on June 29, 2001.



                            [Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the day and year first above written.


                                ENRON NORTH AMERICA CORP.

                                By:
                                    ----------------------------
                                Name:  Jeffrey M. Donahue
                                Title: Managing Director


                                SITHE/INDEPENDENCE POWER PARTNERS, L.P.

                                By:  SITHE/INDEPENDENCE, INC.,
                                        its General Partner

                                By:
                                    ----------------------------
                                Name:  Martin B. Rosenberg
                                Title: Senior Vice President




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